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                                                            EXHIBIT 5.1


          [Ballard Spahr Andrews & Ingersoll Letterhead Appears Here]



                                          December 24, 1997


Corporate Express, Inc.
1 Environmental Way
Broomfield, CO  80021

          Re:  Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

          We have acted as special counsel to Corporate Express, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 322,960 shares of common stock of the Company, par value $.0002 per share (the "Shares"), issuable upon the exercise of options outstanding under the Stock Incentive Plan for Former Optionholders of Data Documents Incorporated and of 33,000 Shares issuable upon the exercise of options granted under the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc.

          In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of options granted under the Stock Incentive Plan for Former Optionholders of Data Documents Incorporated and the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc., in accordance with the respective terms thereof, will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll
                                    Ballard Spahr Andrews & Ingersoll